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                                                                     EXHIBIT 4.2

                      Amendment No. 1 to Warrant Agreement
                                       and
                               Warrant Certificate

         AMENDMENT NO. 1 dated October 30, 1999, to Warrant Agreement (the "Warrant Agreement") dated May 28, 1997 by and between Matritech, Inc., a Delaware corporation (the "Company") and _________________ (the "Holder") and to the corresponding Warrant Certificate No. SSAW-____ (the "Warrant Certificate," together with the Warrant Agreement, the "Warrant").

         The parties hereto, in consideration of the premises and agreements herein contained and intending to be legally bound hereby, agree as follows:

         1. The Warrant Price (as such term is defined in both the Warrant Agreement and the Warrant Certificate) is hereby reduced from five dollars ($5.00) to two dollars and fifty cents ($2.50).
         2. Section 3(b) of the Warrant Agreement and the last sentence of the second paragraph of the Warrant Certificate are deleted in their entirety, and accordingly, from the date hereof the Warrant may only be exercised by payment of the Warrant Price in cash or by certified or cashier's check.
         3. Holder acknowledges that the Warrant and the securities issuable upon exercise of the Warrant have not been registered under the United States Securities Act of 1933, as amended (the "Act"), and as such may not be sold, assigned, exchanged, hypothecated or otherwise transferred without registration of such securities under the Act or compliance with an exemption therefrom.
         4. The Company agrees to file as soon as practicable, but in no event later than 45 days from the date hereof, a registration statement on Form S-3 with the Securities and Exchange Commission registering the resale of all of the securities underlying the Warrant.

         5. This Amendment No. 1 may be signed in multiple counterparts, each of which shall be deemed an original, but all taken together shall constitute one agreement.


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         IN WITNESS WHEREOF, the parties have caused the Amendment No. 1 to be duly executed as of the day and year first above written.

MATRITECH, INC.


By:_______________________________          __________________________________
   Stephen D. Chubb                         Holder
   Chairman and Chief Executive Officer